EXHIBIT 10.1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

among

FREEDOM HOLDINGS, INC., a Florida corporation,

TAG ACQUISITION CORP., a Nevada corporation

and

THE AWARENESS GROUP, INC., a Nevada corporation

September 17, 2024

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2.28	Intellectual Property	18
2.29	Investment Company	20
2.30	Foreign Corrupt Practices Act	21
2.31	Application of Takeover Provisions	21
2.32	No Other Representations	21

ARTICLE III.	REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE ACQUISITION SUBSIDIARY	21

3.1	Organization, Qualification and Corporate Power	22
3.2	Capitalization	22
3.3	Authorization of Transaction	23
3.4	Non-contravention	23
3.5	Subsidiaries	24
3.6	SEC Reports	25
3.7	Compliance with Laws	25
3.8	Financial Statements	26
3.9	Absence of Certain Changes	26
3.10	Undisclosed Liabilities	27
3.11	Off-Balance Sheet Arrangements	27
3.12	Tax Matters	27
3.15	Contracts	29
3.16	Powers of Attorney	29
3.17	Insurance	30
3.18	Litigation	30
3.19	Employees	30
3.20	Employee Benefits	30
3.21	Environmental Matters	31
3.22	Permits	31
3.23	Certain Business Relationships with Affiliates	31
3.24	Tax-Free Reorganization	32
3.25	Brokers’ Fees	32
3.26	Interested Party Transactions	33
3.27	Accountants	33
3.28	Minute Books	33
3.29	Board Action	33
3.30	Intellectual Property	33
3.31	Investment Company	36
3.32	Foreign Corrupt Practices Act	36
3.33	No Integrated Offering	36
3.34	No General Solicitation	36
3.35	Application of Takeover Provisions	36
3.36	Not a Shell Company	36
3.37	No Other Representations	37

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ARTICLE IV.	COVENANTS	37

4.1	Conduct of the Business Prior to Closing; Closing Efforts	37
4.2	Governmental and Third-Party Notices and Consents	37
4.3	Form 8-K	37
4.4	Access to Information	38
4.5	Expenses	39
4.6	Indemnification; Insurance	39
4.7	[RESERVED]
4.8	[RESERVED]
4.9	Equity Plans	40
4.10	Information Provided to Stockholders	40
4.11	Securities Exemptions	40
4.12	Private Placement	40
4.13	Failure to Fulfill Conditions	41
4.14	Notification of Certain Matters	41

ARTICLE V.	CONDITIONS TO CONSUMMATION OF MERGER	41

5.1	Conditions to Each Party’s Obligations	41
5.2	Conditions to Obligations of the Parent and the Acquisition Subsidiary	41
5.3	Conditions to Obligations of the Company	43

ARTICLE VI.	DEFINITIONS	44

7.1	Termination	45
7.2	Effect of Termination	46

ARTICLE VIII.	MISCELLANEOUS	46

8.1	Press Releases and Announcements	46
8.2	No Third Party Beneficiaries	47
8.3	Entire Agreement	47
8.4	Succession and Assignment	47
8.5	Counterparts and Facsimile Signature	47
8.6	Headings	47
8.7	Notices	47
8.8	Governing Law	48
8.9	Amendments and Waivers	48
8.10	Severability	48
8.11	Submission to Jurisdiction	49
8.12	WAIVER OF JURY TRIAL	49
8.13	Remedies; Specific Performance	49
8.14	Survival	49
8.15	Construction	49

SCHEDULES

Company Disclosure Schedule

Parent Disclosure Schedule

Schedule 5.1(c)

Schedule 5.2(a)

Schedule 5.3(b)

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AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

INTRODUCTION

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”),dated as of September 17, 2024, by and among Freedom Holdings, Inc., a Florida corporation (the “Parent”), TAG Acquisition Corp., a Nevada corporation (the “Acquisition Subsidiary”), and The Awareness Group, Inc., a Nevada corporation (the “Company”). The Parent, the Acquisition Subsidiary and the Company are each a “Party” and referred to collectively herein as the “Parties.”

RECITALS

WHEREAS, this Agreement contemplates a merger of the Acquisition Subsidiary with and into the Company, with the Company remaining as the surviving entity after the merger (the “Merger”), whereby the stockholders of the Company as of immediately prior to the Effective Time (as defined below) (“Company Stockholders”) who are accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (“Securities Act”) will receive the Parent’s Series A Preferred Stock, par value $0.0001 per share (the “Parent Series A Stock”) in exchange for their capital stock of the Company; and

WHEREAS, for U.S. federal and applicable state and local tax purposes, the Parties intend for the Merger to qualify as a transaction described in Section 351(a) of the Code, and also as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and this Agreement to constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) (collectively, the “Intended Tax Treatment”); and

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties, intending legally to be bound, agree as follows:

ARTICLE I. THE MERGER

1.1 The Merger. Upon and subject to the terms and conditions set forth in this Agreement, the Acquisition Subsidiary shall merge with and into the Company at the Effective Time. From and after the Effective Time, the separate corporate existence of the Acquisition Subsidiary shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”). The “Effective Time” shall be the time at which articles of merger in proper form and duly executed, reflecting the Merger (the “Articles of Merger”) pursuant to Section 200, Chapter 92A of the Nevada Revised Statutes (“NRS”) in the State of Nevada is filed with and accepted by the Secretary of State of the State of Nevada. The Merger shall have the effects set forth herein and in the applicable provisions of the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as provided herein, all the property, rights, privileges, powers and franchises of the Company and the Acquisition Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation. The Parent, the Company and the Acquisition Subsidiary, respectively, shall each use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger in accordance with the NRS at the Effective Time. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either the Company or the Acquisition Subsidiary, the officers of the Surviving Corporation are fully authorized in the name of Parent, the Company and Acquisition Subsidiary or otherwise to take, and shall take, all such lawful and necessary action. As consideration for the Merger, Parent shall issued the following shares of capital stock at Closing, as defined in Section 1.2 below:

(a) A cumulative total of 10,000,000 shares of Series A Preferred Stock to Pablo Diaz as the sole Company Stockholder; and

(b) A cumulative total of 10,000,000 shares of Series B Preferred Stock to the parties identified on Schedule 3.2.

1.2 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely, via electronic exchange of documents, simultaneous with the execution and delivery of this Agreement, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three Business Days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in ARTICLE V hereof (the “Closing Date”). As used in this Agreement, the term “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the state of New York are required or authorized by applicable Law to close.

1.3 Actions at the Closing. At the Closing:

(a) the Company shall deliver to the Parent and the Acquisition Subsidiary the various certificates, instruments and documents to be delivered by the Company pursuant to Sections 5.1 and 5.2;

(b) the Parent and the Acquisition Subsidiary shall deliver to the Company the various certificates, instruments and documents to be delivered by the Parent and/or Acquisition Subsidiary pursuant to Sections 5.1 and 5.3; and

(c) the Surviving Corporation shall file the Articles of Merger with the Secretary of State of the State of Nevada in accordance with the applicable provisions under Chapter 92A of the NRS.

1.4 Additional Actions. If at any time after the Effective Time the Surviving Corporation or Parent shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation or Parent, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or the Acquisition Subsidiary or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation, Parent and its officers and directors or their designees shall be authorized (to the fullest extent allowed under applicable Law) to execute and deliver, in the name and on behalf of either the Company, Parent or the Acquisition Subsidiary, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company, Parent or the Acquisition Subsidiary, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company, Parent or the Acquisition Subsidiary, as applicable, and otherwise to carry out the purposes of this Agreement.

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1.5 Conversion of Company Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

(a) Subject to Section 1.6, at the Effective Time, all shares of common stock of the Company, par value $0.001 per share (the “Company Shares”) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares as defined below), shall be converted into and represent the right to receive (subject to the provisions of Section 1.6) Ten Million (10,000,000) Shares of Parent Series A Preferred Stock. The shares of Parent Series A Preferred Stock into which the Company Shares are converted pursuant to this Section shall be referred to herein as the “Merger Shares.”

(b) After the Effective Time, the Parent shall deliver or cause to be delivered certificates (which, for all purposes in this Agreement, may be in book entry form) for the Merger Shares to each Company Stockholder entitled thereto pursuant to Section 1.5(a) who shall have presented a certificate that immediately prior to the Effective Time represented Company Shares to be converted into Merger Shares pursuant to this Section 1.5(b), as applicable (the “Company Share Certificates”). If any Company Share Certificates shall have been lost, stolen or destroyed, the Parent may, in its sole discretion and as a condition to the issuance of any certificates representing Merger Shares, require the owner of such lost, stolen or destroyed Company Share Certificates to provide an appropriate affidavit with respect to such Company Shares Certificate (without the requirement to post a bond).

1.6 Dissenting Shares.

(a) For purposes of this Agreement, “Dissenting Shares” means Company Shares held as of the Effective Time by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Sections 92A.300 ff. of the NRS and the Company’s by-laws and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive shares of Parent Common Stock unless such Company Stockholder’s right to appraisal shall have ceased in accordance with Sections 92A.300 ff. of the NRS and the Company’s by-laws. If such Company Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder’s Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Company Shares pursuant to Section 1.5(a), and (ii) promptly following the occurrence of such event and, if requested by the Parent, the proper surrender of such person’s Company Shares Certificate, the Parent shall deliver to such Company Stockholder a certificate representing the Merger Shares to which such holder is entitled pursuant to Section 1.5(a).

(b) The Company shall give the Parent prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company. The Company shall not, except with the prior written consent of the Parent (such consent not to be unreasonably withheld, conditioned or delayed), make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands unless required by the court of the State of Nevada having jurisdiction thereof.

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1.7 Fractional Shares. No certificates or scrip representing fractional Merger Shares shall be issued to Company Stockholders on the surrender for exchange of Company Shares, and such Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Parent with respect to any fractional Merger Shares that would have otherwise been issued to such Company Stockholders. No payment shall be made with respect to any fractional Merger Shares to which the holder would otherwise be entitled, and the number thereof shall be rounded down to the nearest whole share.

1.8 Directors and Officers.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Acquisition Subsidiary, the Company or the holders of any shares of capital stock of any of the foregoing, the directors and officers of the Company as of immediately prior to the Effective Time or such other persons designated by the Company shall be the directors and officers of the Surviving Corporation, each to continue to hold office as specified in the bylaws of the Surviving Corporation or until his or her earlier resignation.

(b) At the Effective Time, the directors and officers of the Parent shall remain in the positions held by them immediately prior to the Effective time, each to continue to hold office as specified in the bylaws of the Parent or until his or her earlier resignation and in accordance with applicable Law.

(c) The Surviving Corporation and the Parent shall take any necessary actions (whether prior to, at or after the Effective Time) as shall be necessary or appropriate to effectuate or carry out the purpose of this Section 1.8. The provisions of this Section 1.8 are in addition to and shall not limit any rights which the Company or any of its Affiliates may have as a holder or beneficial owner of shares of capital stock of the Parent as a matter of law with respect to the election of directors or otherwise.

(d) At or prior to the Closing, the Board of Directors of Parent shall, subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, take the following action, to be effective upon the Effective Time: (i) elect to the Board of Directors of Parent Mr. Pablo Diaz; (ii) appoint as the officers of Parent those persons who were the officers of the Company immediately prior to the Closing, or, in either case with regard to clauses (i) and (ii), such other persons designated by the Company (including any replacement for a director of the Company immediately prior to the Closing who is either unwilling or unable to serve as a director of the Parent upon the Effective Time); and (iii) appoint such persons set forth in (ii) as an “officer” within the meaning of Section 16 and Rule 16a-1(f) under the Exchange Act and as an “executive officer” within the meaning of Item 401(b) of Regulation S-K, Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 3b-7 promulgated under the Exchange Act. All of the persons serving as directors of the Parent immediately prior to the Closing shall resign immediately following the election of the new directors, and all of the persons serving as officers of the Parent immediately prior to the Closing shall resign immediately following the appointment of the new officers, all subject to compliance with Rule 14f-1 promulgated under the Exchange Act. Subject to applicable law, the Parent, with the assistance of the Company, has taken or shall take all action reasonably requested by the Company, but consistent with the certificate of incorporation and bylaws of the Parent, that is reasonably necessary to effect any such election or appointment of the designees of the Company to the Parent’s Board of Directors, including mailing to the Parent’s stockholders an information statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder at least 10 days prior to the Effective Time. The Company has supplied the Parent all information with respect to it and its nominees, officers, directors and Affiliates required by such Section 14(f) and Rule 14f-1.

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1.9 Certificate of Incorporation and Bylaws. The Surviving Corporation or the Parent may make any necessary filings in the State of Nevada as shall be necessary or appropriate to effectuate or carry out fully the purpose of this Section 1.9:

(a) the certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by applicable Law and such certificate of incorporation;

(b) the bylaws of the Company in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until duly amended or repealed.

1.10 No Further Rights. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Company Shares, certificated or uncertificated, shall cease to have any rights with respect thereto, except as provided herein or by Nevada Law, other than the right to receive Parent Common Stock in connection with the Merger.

1.11 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Company Shares Certificates are presented to the Parent or the Surviving Corporation, they shall be cancelled and exchanged for Merger Shares in accordance with Section 1.5 above, subject to the provisions hereof and applicable Law in the case of Dissenting Shares.

1.12 Exemption from Registration; Rule 144. The Parent and the Company intend that the shares of Parent Common Stock to be issued pursuant to Sections 1.5, will be issued in a transaction exempt from registration under the Securities Act, by reason of Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder and that all recipients of such shares of Parent Common Stock shall be “accredited investors” as such term is defined in Regulation D. The shares of Parent Common Stock to be issued pursuant to Section 1.5 hereof will be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be offered, sold, pledged, assigned or otherwise transferred unless (A) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws, or (B) an exemption from such registration exists and either the Parent receives an opinion of counsel to the holder of such securities, which counsel and opinion are satisfactory to the Parent, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws; and the certificates (or book-entry security entitlements) representing such shares of Parent Common Stock will bear an appropriate legend and restriction on the books of the Parent or its transfer agent to that effect.

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1.13 Certain Tax Matters. Each of the Parties shall use its reasonable best efforts to cause the transactions contemplated hereby to qualify for the Intended Tax Treatment. None of the Parties shall (and each of the Parties shall cause their respective Subsidiaries and Affiliates not to take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify for the Intended Tax Treatment. The Parties intend to report and, except to the extent otherwise required by a “final determination” within the meaning of Section 1313(a) of the Code, shall report (including, without limitation, on all applicable United States, state, local or foreign government reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes (collectively, “Tax Returns”) and in connection with any Tax audit), for all tax purposes, transactions contemplated hereby in accordance with the Intended Tax Treatment. For purposes of this Agreement, “Taxes” means all taxes or levies or other similar assessments or liabilities in the nature of a tax, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

1.14 Withholding. Parent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable or transferable pursuant to this Agreement such amounts as are required to be deduced and withheld under applicable Tax law. To the extent that amounts are so withheld and timely remitted to the applicable taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, form or other documents to reduce or eliminate any such deduction or withholding).

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Parent that the statements contained in this ARTICLE II are true and correct, except as set forth in the disclosure schedule provided by the Company to the Parent on the date hereof (the “Company Disclosure Schedule”). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ARTICLE II; and to the extent that it is reasonably apparent from the context thereof that such disclosure also applies to any other numbered paragraph contained in this ARTICLE II, the disclosures in any numbered paragraph of the Company Disclosure Schedule shall qualify such other corresponding numbered paragraph in this ARTICLE II. For purposes of this ARTICLE II, the phrase “to the knowledge of the Company” or any phrase of similar import shall be deemed to refer to the actual knowledge of any director or executive officer of the Company as well as any other knowledge which such person would have possessed had such person made reasonable inquiry of directors and key employees of the Company and the accountants and attorneys of the Company.

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2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada. The Company is duly qualified to conduct business and is in good standing under the Laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished or made available to the Parent complete and accurate copies of its certificate of incorporation and by-laws, each as amended to date. The Company is not in default under or in violation of any provision of its certificate of incorporation, as amended to date, or its by-laws, as amended to date, except where such default or violation would not be reasonably expected to have a Company Material Adverse Effect. For purposes of this Agreement, “Company Material Adverse Effect” means any effect that either alone or in combination with any other effect has a material adverse effect on (i) the assets, business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement; provided, that, in no event shall any effects (whether alone or in combination) resulting from or arising in connection with any of the following be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a Company Material Adverse Effect: (a) conditions generally affecting the industries in which the Company participates or the U.S. or global economy or capital markets as a whole; (b) any failure by the Company or its Subsidiaries to meet internal projections, budgets, or forecasts or revenue or earnings predictions; (c) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Merger; (d) any acts of terrorism, sabotage, military action or war (whether or not declared) or other international or national calamity or any escalation or worsening thereof; (e) earthquakes, hurricanes, tornadoes, floods, epidemics or disease outbreaks (including COVID-19 virus) or other natural disasters or Acts of God; (f) any changes (after the date of this Agreement) in United States generally accepted accounting principles (“GAAP”), other applicable accounting rules or applicable Law, or changes or developments in political, regulatory or legislative conditions; (g) general financial, credit, capital market or regulatory conditions or any changes therein (provided, however, that such effects do not affect the Company and its Subsidiaries taken as a whole disproportionately as compared to the Company’s competitors); (h) any matter disclosed in the Company Disclosure Schedule (excluding any disclosures (whether contained under the heading “Risk Factors,” in any “forward-looking statements” disclaimer or in any other section) to the extent they are cautionary, predictive or forward-looking in nature); or (i) the taking of any action required by this Agreement.

2.2 Capitalization. As of the date hereof, the authorized capital of the Company consists of 10,000 Company Shares. As of the date of this Agreement, and without giving effect to the transactions contemplated by this Agreement or any of the other Transaction Documentation, 1,000 Company Shares are issued and outstanding, and no Company Shares are held in the treasury of the Company. All Company Shares were issued and remain in uncertificated form. As of the date of this Agreement and as of immediately prior to the Effective Time, there are and will be no outstanding Company Options. As of the date of this Agreement and as of immediately prior to the Effective Time, there are and will be no outstanding warrants to purchase Company Shares (“Company Warrants”). As of the date of this Agreement and as of immediately prior to the Effective Time, there are and will be no Company Shares issuable upon the conversion of any promissory notes issued by the Company. Section 2.2 of the Company Disclosure Schedule sets forth a complete and accurate list of (a) all Company Stockholders, indicating the number and class of Company Shares held by each Company Stockholder and, to the extent such Company Shares are Company Restricted Stock, the vesting schedules and terms of regarding the acceleration of vesting for such Company Restricted Stock, (b) all stock option plans and other stock or equity-related plans of the Company (“Company Equity Plans”) and the number of Company Shares remaining available for future awards thereunder, (c) all outstanding Company Options, indicating (i) the holder thereof, (ii) the number of Company Shares subject to each Company Option, (iii) the exercise price, date of grant, vesting schedule and expiration date for each Company Option, and (iv) any terms regarding the acceleration of vesting, and (d) all outstanding Company Warrants, indicating (i) the holder thereof, (ii) the number of Company Shares subject to each Company Warrant, (iii) the exercise price, date of grant, vesting schedule and expiration date for each Company Warrant, and (iv) any terms regarding the acceleration of vesting. All of the issued and outstanding Company Shares are, and all Company Shares that may be issued upon exercise or conversion of Company Options and all Company Shares that may be issued upon exercise of Company Warrants will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and, effective as of the Effective Time, free of all preemptive rights, and have been or will be issued in accordance with applicable laws, including but not limited to, the Securities Act. Other than the Company Options and Company Warrants listed in Section 2.2 of the Company Disclosure Schedule, there are no outstanding or authorized options, warrants, phantom stock or similar rights, securities, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any Company Shares or pursuant to which any outstanding Company Share is subject to vesting. Other than as listed in Section 2.2 of the Company Disclosure Schedule, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co- sale rights or “drag-along” rights) of any securities of the Company. All of the issued and outstanding Company Shares were issued in compliance with applicable securities laws.

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2.3 Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the Transaction Documentation to which it is a party, and, subject to the adoption of this Agreement and (a) the approval of the Merger by the vote of Company Stockholders required by the applicable provisions under the NRS and the Company’s by-laws and (b) the approvals and waivers set forth in Section 2.3 of the Company Disclosure Schedule (collectively, the “Company Consents”), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the board of directors of the Company (i) determined that the Merger is fair and in the best interests of the Company and the Company Stockholders, (ii) adopted this Agreement in accordance with the provisions under the NRS, and (iii) directed that this Agreement and the Merger be submitted to the Company Stockholders for their adoption and approval and resolved to recommend that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement and each of the other documents included in the Transaction Documentation has been duly and validly executed and delivered by the Company and, assuming it is a valid and binding obligation of the Parent and/or the Acquisition Subsidiary party thereto, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of Law or a court of equity.

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2.4 Non-contravention. Subject to the receipt of Company Consents and the filing of the Articles of Merger with the Secretary of State of the State of Nevada, neither the execution and delivery by the Company of this Agreement or the Transaction Documentation to which it is a party, nor the consummation by the Company of the transactions contemplated hereby or thereby will (a) conflict with or violate any provision of the certificate of incorporation or the by-laws of the Company, each as amended to date, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”), except for such permits, authorizations, consents and approvals as to which the failure to obtain or make the same would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any Material Contract to which the Company or any of its Subsidiaries is a party, except, in the case of the foregoing clause (c), for any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Company Material Adverse Effect or any notice, consent or waiver the absence of which would not reasonably be expected to have a Company Material Adverse Effect, (d) result in the imposition of any Security Interest upon any material assets of the Company or (e) violate any federal, state, local, municipal, foreign, international, multinational, Governmental Entity or other constitution, law, statute, ordinance, principle of common law, rule, regulation, code, governmental determination, order, writ, injunction, decree, treaty, convention, governmental certification requirement or other public limitation, U.S. or non-U.S., including Tax and U.S. antitrust laws (collectively, “Laws”) applicable to the Company, except, in the case of the foregoing clause (e), such violations that would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic’s, materialmen’s and similar Security Interests, (ii) Security Interests arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, or (iii) Security Interests on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company. For purposes of this Agreement, “Ordinary Course of Business” means the ordinary course of such person’s business, consistent with past practice (including with respect to frequency and amount).

2.5 Subsidiaries.

(a) Section 2.5(a) of the Company Disclosure Schedule sets forth: (i) the name of each Company Subsidiary; (ii) the number and type of outstanding equity securities of each Company Subsidiary and a list of the holders thereof; and (iii) the jurisdiction of organization of each Company Subsidiary. For purposes of this Agreement, a “Subsidiary” shall mean any corporation, partnership, joint venture or other entity in which a Party has, directly or indirectly, an equity interest representing 50% or more of the equity securities thereof or other equity interests therein; a “Company Subsidiary” is a Subsidiary of the Company.

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(b) Each Company Subsidiary is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Each Company Subsidiary is duly qualified to conduct business and is in good standing under the Laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires qualification to do business, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each Company Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. No Company Subsidiary is in default under or in violation of any provision of its charter, bylaws or other organizational documents. All of the issued and outstanding equity securities of each Company Subsidiary (i) are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (ii) are held of record and beneficially by either the Company or any other Company Subsidiary and (iii) are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state or other applicable securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Company Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any equity securities of any Company Subsidiary.

(c) The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Company Subsidiary.

2.6 Compliance with Laws. Each of the Company and its Subsidiaries:

(a) and the conduct and operations of their respective businesses, are in compliance with each Law applicable to the Company, and Subsidiary of the Company or any of their properties or assets, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect;

(b) has complied with all federal and state securities laws and regulations, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect;

(c) has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation or, within the past two years, the subject of any threat of material litigation; and

(d) is not and has not, and to the knowledge of the Company, the officers and directors of the Company are not and have not in their capacity as an officer or director of the Company, as applicable, been the subject of any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person or alleging a violation of securities laws (in the case of an individual, that is described in Item 401(f)(1)-(3) of SEC Regulation S-K).

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2.7 Financial Statements. The Company has provided or will make available to the Parent: (a) the audited balance sheet of the Company as of December 31, 2023, and the related statements of operations and cash flows for the fiscal year ended December 31, 2023 (collectively, the “Company Audited Statements”) and its unaudited balance sheet (the “Company Balance Sheet”) as of June 30, 2024 (the “Company Balance Sheet Date”) and the related unaudited statements of operations and cash flows of the Company for the six month period then ended (the “Company Interim Statements” and, together with the Company Audited Statements,”) (the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except in each case as described in the notes thereto), and fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and will comply as to form with the applicable rules and regulations of the SEC for inclusion of such Company Financial Statements in the Parent’s filings with the SEC as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.8 Absence of Certain Changes. Since the Company Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not occurred or been entered into, as the case may be, any (a) event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect, (b) event that would reasonably be expected to prevent or materially delay the performance of the Company’s obligations pursuant to this Agreement, (c) material change by the Company in its accounting methods, principles or practices, (d) declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of the Company or any redemption, purchase or other acquisition of any of the Company’s securities, (e) increase in the compensation or benefits payable or to become payable to any officers or directors of the Company or the Acquisition Subsidiary or establishment or modification of any compensatory plan of the Company, (f) issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by the Company, (g) amendment to the certificate of incorporation or bylaws of the Company, (h) capital expenditures by the Company, purchase, sale, assignment or transfer of any material assets by the Company, mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible of the Company, except for liens for Taxes not yet due and such other liens, encumbrances, restrictions or charges, or cancellation, compromise, release or waiver by the Company of any rights of material value or any material debts or claims, (i) incurrence by the Company of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the Ordinary Course of Business (which liabilities are not material, individually or in the aggregate), (j) damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of the Company, (k) entry by the Company into any agreement, contract, lease or license, (l) acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which the Company is a party or by which any of them is bound, (m) entry by the Company into any loan or other transaction with any officers, directors or employees of the Company, (n) charitable or other capital contribution by the Company or pledge therefore, (o) entry by the Company into any transaction of a material nature, or (p) negotiation or agreement by the Company to do any of the things described in the preceding clauses (a) through (o), other than activities in connection with the transactions contemplated by this Agreement.

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2.9 Undisclosed Liabilities. To the knowledge of the Company, except as set forth in the Company Financial Statements, the Company has no liability (whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Company Balance Sheet, (b) liabilities not exceeding $100,000 in the aggregate that have arisen since the Company Balance Sheet Date in the Ordinary Course of Business, (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet, and (d) liabilities under this Agreement.

2.10 Off-Balance Sheet Arrangements. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company Financial Statements.

2.11 Tax Matters.

(a) Each of the Company and its Subsidiaries has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. The officers of the Company and its Subsidiaries after the Effective Time shall be responsible for preparing and filing all Tax Returns required to be filed after the Effective Time. Neither the Company nor any of its Subsidiaries is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which the Company was the common parent. Each of the Company and its Subsidiaries has paid on a timely basis all Taxes that were due and payable. The unpaid Taxes of the Company and its Subsidiaries for tax periods through the date of the balance sheet contained in the Company Interim Statements do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on such balance sheet. Neither the Company nor any of its Subsidiaries has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company or any of its Subsidiaries during a prior period) other than the Company and its Subsidiaries. All Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or its Subsidiaries.

(b) No examination or audit of any Tax Return of the Company or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. Neither the Company nor any of its Subsidiaries has been informed by any jurisdiction that the jurisdiction believes that the Company or any of its Subsidiaries was required to file any Tax Return that was not filed. Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

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(c) Neither the Parent nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, including any adjustment pursuant to Code Sections 481 or 263A (or any corresponding or similar provision of state, local or foreign Law); (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state, local or non-U.S. Law) executed on or prior to the Closing Date; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) prepaid amount or any other income eligible for deferral under the Code or Treasury Regulations promulgated thereunder (including, without limitation, pursuant to Sections 455 or 456 of the Code, Treasury Regulations Section 1.451-5 and Revenue Procedure 2004-34, 2004-33 I.R.B. 991) received on or prior to the Closing Date; (vi) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of U.S. state, local or non-U.S. income Tax Law); (vii) election made under Section 108(i) of the Code prior to the Closing or (viii) any similar election, action, or agreement that would have the effect of deferring any liability for Taxes of the Company from any period ending on or before the Closing Date to any period ending after such date.

(d) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction,” as defined in Section 6706A(c)(2) of the Code and Treasury Regulations Sections 1.6011- 4(b)(2).

(e) Neither the Company nor any of its Subsidiaries has taken or agreed to take any action not contemplated by this Agreement that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. To the knowledge of Company, no facts or circumstances exist that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

2.12 Title to Assets; Real Property.

(a) The Company and each of its Subsidiaries has good and valid (and, in the case of owned Real Property, good and marketable fee simple) title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Company Financial Statements or acquired after the Company Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Company Balance Sheet Date. “Real Property” of a Party or its Subsidiary means the real property owned by, or leased or subleased to, the Party or its Subsidiary, together with all buildings, structures and facilities located thereon. All such properties and assets (including leasehold interests) are free and clear of any Security Interests.

(b) Section 2.12(b) of the Company Disclosure Schedule lists (i) the street address of each parcel of Real Property owned by the Company or any of its Subsidiaries; (ii) if such property is leased or subleased by the Company or such Subsidiary, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (iii) the current use of such property. Neither the Company nor any of its Subsidiaries is a sublessor or grantor under any sublease or other instrument granting to any other person or entity any right to the possession, lease, occupancy or enjoyment of any leased Real Property. The use and operation of the Real Property in the conduct of the Company’s or its Subsidiary’s business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement. No material improvements constituting a part of the Real Property encroach on real property owned or leased by a person or entity other than the Company and its Subsidiaries. There are no Legal Proceedings pending nor, to the Company’s Knowledge, threatened against or affecting the Real Property owned by the Company or any of its Subsidiaries or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings.

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2.13 Condition and Sufficiency of Assets. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company and its Subsidiaries are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by the Company and each of its Subsidiaries, together with all other properties and assets of the Company and each of its Subsidiaries, are sufficient for the continued conduct of the business of the Company and each such Subsidiary after the Effective Time in substantially the same manner as conducted prior to the Effective Time and constitute all of the rights, property and assets necessary to conduct the business of the Company and each such Subsidiary as currently conducted.

2.14 Contracts. Each Material Contract of the Company and its Subsidiaries is a legal, valid, binding and enforceable obligation of the Company or such Subsidiary and in full force and effect, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity whether applied in a court of Law or a court of equity, (b) neither the Company or any of its Subsidiaries nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, except for any breach, violation or default that has not had and would not reasonably be expected to have a Company Material Adverse Effect, and (c) no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Subsidiary or, to the knowledge of the Company, any other party under such Material Contract, except for any breach, violation or default that has not had and would not reasonably be expected to have a Company Material Adverse Effect. A “Material Contract” is a material contract as defined by Item 601(b)(10) of Regulation S-K.

2.15 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any of its Subsidiaries.

2.16 Insurance. All current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by Company and relating to the assets, business, operations, employees, officers and directors of the Company (collectively, the “Company Insurance Policies”) are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. The Company has not received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of the Company Insurance Policies. All the Company Insurance Policies (a) are valid and binding in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. There are no claims related to the business of the Company pending under any Company Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. The Company is not in default under, and has not otherwise failed to comply with, in any material respect, any provision contained in any such Company Insurance Policy. The Company Insurance Policies are of the type and in the amounts customarily carried by companies conducting a business similar to those of the Company and its Subsidiaries and are sufficient for compliance with all applicable Laws and Material Contracts to which the Company or any of its Subsidiaries is a party or by which it is bound.

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2.17 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a “Legal Proceeding”) which is pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries in writing which (a) seeks either damages in excess of $100,000 individually or $500,000 (b) if determined adversely to the Company or one of its Subsidiaries, would have or be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or (c) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

2.18 Employees. Neither the Company nor any of its Subsidiaries is or ever has been a party to or bound by any collective bargaining agreement, nor have any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. There has been no organizational effort made or, to the knowledge of the Company, threatened, either currently or since the date of organization of the Company, by or on behalf of any labor union with respect to the service providers of the Company or any of its Subsidiaries. Each individual providing services to the Company or any of its Subsidiaries has been properly classified as an employee or a non- employee service provider with respect to each such entity for all purposes under applicable law. No current or former employee, consultant or director of the Company or any of its Subsidiaries owes any indebtedness to the Company, any of its Subsidiaries or their Affiliates, nor does the Company, any of its Subsidiaries or their Affiliates owe any indebtedness to any current or former employee, consultant or director of the Company or any of its Subsidiaries, other than as set forth in Section 2.18 of the Company Disclosure Schedule.

2.19 Employee Benefits. Neither the Company nor any of its Subsidiaries or ERISA Affiliates maintains, sponsors or contributes to or in the past has maintained, sponsored or contributed to any Employee Benefit Plan (as defined in Section 3(3) of ERISA, whether or not ERISA applies to the arrangement) or multiemployer plan (each capitalized term in this sentence as defined in Section 4001(a)(3) of ERISA). Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement shall, individually or in the aggregate, (a) result in any payment becoming due to any officer, employee, consultant or director of the Company, (b) increase or modify any benefits otherwise payable by the Company to any employee, consultant or director of the Company, or (c) result in the acceleration of time of payment or vesting of any such benefits.

2.20 Environmental Matters.

(a) Each of the Company and its Subsidiaries has complied with all applicable Environmental Laws, except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any of its Subsidiaries, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

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(b) The Company has no environmental reports, investigations or audits relating to premises currently or previously owned or operated by the Company or any of its Subsidiaries (whether conducted by or on behalf of the Company or its Subsidiaries or a third party, and whether done at the initiative of the Company or any of its Subsidiaries or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of or access to.

(c) To the knowledge of the Company, there is no material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any of its Subsidiaries.

(d) For purposes of this Agreement, “Environmental Law” means any Law relating to the environment, including without limitation any Law pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) the reclamation of mines; (viii) health and safety of employees and other persons; and (ix) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any Law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

2.21 Permits. All Permits required for the Company or any of its Subsidiaries to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 2.21 of the Company Disclosure Schedule lists all current Permits issued to the Company and its Subsidiaries, including the names of the Permits and their respective dates of issuance and expiration. The Company and its Subsidiaries have complied and is now complying with the terms of all Permits listed on Section 2.21 of the Company Disclosure Schedule. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 2.21 of the Company Disclosure Schedule. “Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

2.22 Certain Business Relationships with Affiliates. No Affiliate of the Company (other than a Subsidiary) (a) owns any property or right, tangible or intangible, which is used in the business of the Company or any of its Subsidiaries, (b) has any claim or cause of action against the Company or any of its Subsidiaries, or (c) owes any money to, or is owed any money by, the Company or any of its Subsidiaries except as disclosed in Section 2.22 of the Company Disclosure Schedule.

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2.23 Brokers’ Fees. Other than as set forth on Section 2.23 of the Company Disclosure Schedule, the Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

2.24 Interested Party Transactions. To the knowledge of the Company, no officer, director or stockholder of the Company or any “affiliate” (as such term is defined in Rule 12b-2 under the Exchange Act) (each, an “Affiliate”) or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such person currently has or has had, either directly or indirectly, (a) an interest in any person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company or any of its Subsidiaries or (ii) purchases from or sells or furnishes to the Company or any of its Subsidiaries any goods or services, or (b) other than as disclosed in the Company Financial Statements, a beneficial interest in any contract or agreement to which the Company or any of its Subsidiaries is a party or by which it may be bound or affected. Except as set forth in the Company Financial Statements, the Company is not indebted to any officer, director or stockholder of the Company or any “affiliate” or “associate” of any such person (each such person, a “Company Insider”) (except for reimbursement of ordinary business expenses) and no Company Insider is indebted to the Company (except for cash advances for ordinary business expenses). Neither the Company nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company or any of its Subsidiaries.

2.25 Accountants. The report of Eide Bailly LLP (the “Company Auditor”) on the financial statements of the Company and its Subsidiaries for the past fiscal year will not contain an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles, although it did express uncertainty as to the Company’s ability to continue as a going concern. During the Company’s most recent fiscal year and the subsequent interim periods, there were no disagreements with the Company Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in Item 304(a)(1)(iv) or (v) of Regulation S-K occurred with respect to the Company Auditor.

2.26 Books and Records. The Company has made available to Parent its minute books and other similar records of the Company, which, to the Company’s knowledge, include records, which records are complete and accurate in all material respects, of meetings of the Company Stockholders, board of directors or any committees thereof and written consents executed in lieu of the holding of any such meetings.

2.27 Board Action. The Company’s Board of Directors (a) has unanimously determined that the Merger is advisable and in the best interests of the Company’s stockholders and is on terms that are fair to such Company stockholders and (b) adopted this Agreement in accordance with the provisions of the NRS.

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2.28 Intellectual Property.

(a) Section 2.28(a) of the Company Disclosure Schedule contains a correct, current, and complete list of: (i) all Company IP Registrations; (ii) all unregistered Trademarks included in the Company Intellectual Property; and (iii) all other Company Intellectual Property used or held for use in the business of the Company and its Subsidiaries as currently conducted and as proposed to be conducted.

(b) Section 2.28(b) of the Company Disclosure Schedule contains a correct, current and complete list of all Company IP Agreements: (i) under which the Company or any of its Subsidiaries is a licensor or otherwise grants to any person or entity any right or interest relating to any Company Intellectual Property; (ii) under which the Company or any of its Subsidiaries is a licensee or otherwise granted any right or interest relating to the Intellectual Property of any person or entity; and (iii) which otherwise relate to the Company’s or any of its Subsidiaries’ ownership or use of Intellectual Property. Each Company IP Agreement is valid and binding on the Company or the Subsidiary party thereto in accordance with its terms and is in full force and effect. Neither the Company nor any of its Subsidiaries nor any other party thereto is, or is alleged to be, in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any Company IP Agreement.

(c) Except as set forth in Section 2.28(c) of the Company Disclosure Schedules, the Company or one of its Subsidiaries is the sole and exclusive legal and beneficial, and with respect to the Company IP Registrations, record, owner of all right, title, and interest in and to the Company Intellectual Property, and has the valid and enforceable right to use all other Intellectual Property used or held for use in or necessary for the conduct of the Company’s and its Subsidiaries’ business as currently conducted and as proposed to be conducted, in each case, free and clear of Security Interests. The Company or one its Subsidiaries has entered into binding, valid and enforceable, written contracts with each current and former employee and independent contractor who is or was involved in or has contributed to the invention, creation, or development of any Intellectual Property during the course of employment or engagement with the Company or any of its Subsidiaries whereby such employee or independent contractor (i) acknowledges the Company’s or one of its Subsidiary’s exclusive ownership of all Intellectual Property invented, created, or developed by such employee or independent contractor within the scope of his or her employment or engagement with the Company or any of its Subsidiaries; (ii) grants to the Company or one of its Subsidiaries a present, irrevocable assignment of any ownership interest such employee or independent contractor may have in or to such Intellectual Property, to the extent such Intellectual Property does not constitute a “work made for hire” under applicable Law; and (iii) irrevocably waives any right or interest, including any moral rights, regarding any such Intellectual Property, to the extent permitted by applicable Law. All assignments and other instruments necessary to establish, record, and perfect the Company’s or one of its Subsidiaries’ ownership interest in the Company IP Registrations have been validly executed, delivered, and filed with the relevant Governmental Entities and authorized registrars.

(d) Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of, or require the consent of any other person or entity in respect of, the Company’s or any of its Subsidiaries’ right to own or use any Company Intellectual Property or Licensed Intellectual Property.

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(e) All of the Company Intellectual Property and Licensed Intellectual Property are valid and enforceable, and all Company IP Registrations are subsisting and in full force and effect. The Company or one of its Subsidiaries has taken all reasonable and necessary steps to maintain and enforce the Company Intellectual Property and Licensed Intellectual Property and to preserve the confidentiality of all Trade Secrets included in the Company Intellectual Property, including by requiring all persons or entities having access thereto to execute binding, written non-disclosure agreements. All required filings and fees related to the Company IP Registrations have been timely submitted with and paid to the relevant Governmental Entities and authorized registrars.

(f) The conduct of the Company’s and its Subsidiaries’ business as currently and formerly conducted and as proposed to be conducted, including the use of the Company Intellectual Property and Licensed Intellectual Property in connection therewith, and the products, processes and services of the Company and its Subsidiaries have not infringed, misappropriated or otherwise violated, and will not infringe, misappropriate or otherwise violate, the Intellectual Property or other rights of any person or entity. No person or entity has infringed, misappropriated or otherwise violated any Company Intellectual Property or Licensed Intellectual Property.

(g) There are no Legal Proceedings (including any opposition, cancellation, revocation, review or other proceeding), whether settled, pending or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, or other violation by the Company or any of its Subsidiaries of the Intellectual Property of any person or entity; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Company Intellectual Property or the Company’s or any of its Subsidiaries’ right, title, or interest in or to any Company Intellectual Property or Licensed Intellectual Property; or (iii) by the Company or any of its Subsidiaries alleging any infringement, misappropriation or other violation by any person or entity of the Company Intellectual Property. The Company is not aware of any facts or circumstances that could reasonably be expected to give rise to such a Legal Proceeding. Neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity (including any motion or petition therefor) that does or could reasonably be expected to restrict or impair the use of any Company Intellectual Property or Licensed Intellectual Property.

(h) All Company IT Systems are in good working condition and are sufficient for the operation of the Company’s and its Subsidiaries business as currently conducted. In the past twelve (12) months, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Company IT Systems that has resulted or is reasonably likely to result in disruption or damage to the business of the Company or any of its Subsidiaries and that has not been remedied. The Company and its Subsidiaries have taken all commercially reasonable steps to safeguard the confidentiality, availability, security, and integrity of the Company IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and Software and hardware support arrangements.

(i) The Company and its Subsidiaries have complied with all applicable Laws and all publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of the business of the Company and its Subsidiaries. In the past twelve (12) months, neither the Company or any of its Subsidiaries has (i) experienced any actual, alleged, or suspected data breach or other security incident involving personal information in its possession or control or (ii) received any notice of any audit, investigation, complaint, or other Legal Proceeding by any Governmental Entity or other person or entity concerning the Company’s or any of its Subsidiaries’ collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification, and to the Company’s knowledge, there are no facts or circumstances that could reasonably be expected to give rise to any such Legal Proceeding.

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(j) “Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Entity-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (h) computer programs, operating systems, applications, firmware, and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof (“Software”); (i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights. “Company Intellectual Property” means all Intellectual Property that is owned or held for use by the Company or any of its Subsidiaries. “Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other contracts or agreements, whether written or oral, relating to Intellectual Property to which the Company or any of its Subsidiaries is a party, beneficiary or otherwise bound. “Company IP Registrations” means all Company Intellectual Property that is subject to any issuance, registration or application by, to or with any Governmental Entity or authorized private registrar in any jurisdiction, including issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing. “Company IT Systems” means all Software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by the Company or any of its Subsidiaries. “Company Licensed Intellectual Property” means all Intellectual Property in which the Company or any of its Subsidiaries holds any rights or interests granted by other person or entity.

2.29 Investment Company. The Company is not as of the date of this Agreement, nor upon the Closing will be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

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2.30 Foreign Corrupt Practices Act. Neither the Company nor its Subsidiaries, nor to the Company’s knowledge, any agent or other person acting on behalf of the Company or its Subsidiaries, has: (a) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of Law or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

2.31 Application of Takeover Provisions. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, or other similar takeover, anti-takeover, moratorium, fair price, interested shareholder or similar provision under the certificate of incorporation of the Company or the Laws of the State of Nevada to the transactions contemplated hereby, including the Merger and the Parent’s issuance of shares of Parent Common Stock to the Company Stockholders. The Company has never adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Company Shares or a change in control of the Company.

2.32 No Other Representations. The representations and warranties contained in this ARTICLE II are the only representations and warranties made by the Company. The Company disclaims any and all other representations and warranties other than those contained in this ARTICLE II, whether express or implied. The Company hereby expressly disclaims any such other representation or warranty, whether by the Company, or any of its representatives or any other person, notwithstanding the delivery or disclosure to Parent, Acquisition Subsidiary or any other person of any documentation or other written or oral information by the Company or any of its representatives.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE ACQUISITION SUBSIDIARY

The Parent represents and warrants to the Company that the statements contained in this ARTICLE III are true and correct, except as set forth in the disclosure schedule provided by the Parent to the Company on the date hereof (the “Parent Disclosure Schedule”). The Parent Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ARTICLE III; and to the extent that it is reasonably apparent from the context thereof that such disclosure also applies to any other numbered paragraph contained in this ARTICLE III, the disclosures in any numbered paragraph of the Parent Disclosure Schedule shall qualify such other corresponding numbered paragraph in this ARTICLE III. For purposes of this ARTICLE III, the phrase “to the knowledge of the Parent” or any phrase of similar import shall be deemed to refer to the actual knowledge of any director or executive officer of the Parent as well as any other knowledge which such person would have possessed had such person made reasonable inquiry of directors and key employees of the Parent and the accountants and attorneys of the Parent.

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3.1 Organization, Qualification and Corporate Power. The Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida, and the Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida. The Parent is duly qualified to conduct business and is in good standing under the Laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect (as defined below). The Parent has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Parent has furnished or made available to the Company complete and accurate copies of its certificate or articles of incorporation and bylaws. Neither the Parent nor the Acquisition Subsidiary is in default under or in violation of any provision of its certificate or articles of incorporation, as amended to date, or its bylaws, as amended to date, except where such default or violation would not reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, “Parent Material Adverse Effect” means a material adverse effect on (i) the assets, business, financial condition, or results of operations of the Parent and its Subsidiaries, taken as a whole or (ii) the ability of the Parent to consummate the transactions contemplated by this Agreement; provided, that, in no event shall any effects (whether alone or in combination) resulting from or arising in connection with any of the following be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a Parent Material Adverse Effect: (a) conditions generally affecting the industries in which the Parent participates or the U.S. or global economy or capital markets as a whole; (b) any failure by the Parent to meet internal projections or forecasts or revenue or earnings predictions; (c) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Merger; (d) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; (e) any changes (after the date of this Agreement) in GAAP, other applicable accounting rules or applicable Law, or changes or developments in political, regulatory or legislative conditions, or (f) the taking of any action required by this Agreement.

3.2 Capitalization. As of immediately prior to the Effective Time, but prior to giving effect to the issuance of the Merger Shares, the authorized capital stock of the Parent will consist of 500,000,000 shares of Parent Common Stock, $0.0001 par value per share, of which 58,608,825 shares will be issued and outstanding, and 100,000,000 shares of preferred stock, $0.0001 par value per share (together with the Parent Common Stock, the “Parent Stock”), of which no shares will be outstanding. Section 3.2 of the Parent Disclosure Schedule sets forth a complete and accurate list of all stockholders of the Parent, indicating the number and class of Pre-Merger Shares held by each stockholder as well as which stockholders shall be entitled to receive shares of Series B Preferred Stock at Closing. All of the issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive, anti-dilution and similar rights and have been issued in accordance with applicable laws, including, but not limited to, the Securities Act. Except as expressly contemplated by the Transaction Documentation, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Parent is a party or which are binding upon the Parent providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Parent. Except as contemplated by the Transaction Documentation, there are no agreements to which the Parent is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Parent. There are no agreements among other parties, to which the Parent is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co- sale rights or “drag-along” rights) of any securities of the Parent. All of the issued and outstanding shares of Parent Common Stock were issued in compliance with applicable federal and state securities laws. The Merger Shares to be issued at the Closing pursuant to Section 1.5 hereof, when issued and delivered in accordance with the terms hereof and of the Articles of Merger, shall be duly and validly issued, fully paid and nonassessable and free of all preemptive rights and will be issued in compliance with applicable federal and state securities laws.

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3.3 Authorization of Transaction. Each of the Parent and the Acquisition Subsidiary has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Parent and the Acquisition Subsidiary of this Agreement, and the other agreements contemplated hereby and thereby (collectively, the “Transaction Documentation”) to which it is a party, and the consummation by the Parent and the Acquisition Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Parent and the Acquisition Subsidiary, respectively. This Agreement and each of the other documents included in the Transaction Documentation has been duly and validly executed and delivered by the Parent or the Acquisition Subsidiary, as the case may be, and, assuming it is a valid and binding obligation of the Company, and constitutes a valid and binding obligation of the Parent or the Acquisition Subsidiary, as the case may be, enforceable against them in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of Law or a court of equity.

3.4 Non-contravention. Subject to the filing of the Articles of Merger as required by the applicable provisions of the NRS, neither the execution and delivery by the Parent or the Acquisition Subsidiary, as the case may be, of this Agreement or the Transaction Documentation to which it is a party, nor the consummation by the Parent or the Acquisition Subsidiary, as the case may be, of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the organizational documents or bylaws of the Parent or the Acquisition Subsidiary, as the case may be, (b) require on the part of the Parent or the Acquisition Subsidiary, as the case may be, any filing with, or permit, authorization, consent or approval of, any Governmental Entity, other than filing of Form D with the SEC and any applicable state securities filings with respect to the offering of the Merger Shares, which will be completed by Parent following the Effective Time, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any Material Contract to which the Parent or any of its Subsidiaries, is a party or by which any of them is bound or to which any of their assets are subject, except, in the case of the foregoing clause (c), for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest upon any assets of the Parent or the Acquisition Subsidiary or (e) violate any Laws applicable to the Parent or the Acquisition Subsidiary, except, in the case of the foregoing clause (e), such violations that would not reasonably be expected to have a Parent Material Adverse Effect.

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3.5 Subsidiaries.

(a) Section 3.5(a) of the Parent Disclosure Schedule sets forth: (i) the name of each Parent Subsidiary; (ii) the number and type of outstanding equity securities of each Parent Subsidiary and a list of the holders thereof; and (iii) the jurisdiction of organization of each Parent Subsidiary. For purposes of this Agreement, a “Parent Subsidiary” is a Subsidiary of the Parent.

(b) Each Parent Subsidiary is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Each Parent Subsidiary is duly qualified to conduct business and is in good standing under the Laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires qualification to do business, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Each Parent Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. No Parent Subsidiary is in default under or in violation of any provision of its charter, bylaws or other organizational documents. All of the issued and outstanding equity securities of each Parent Subsidiary (i) are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (ii) are held of record and beneficially by either the Parent or any other Parent Subsidiary and (iii) are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state or other applicable securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. Except as set forth in Section 3.5(b) of the Parent Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Parent or any Parent Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any equity securities of any Parent Subsidiary.

(c) Except as set forth in Section 3.5(c) of the Parent Disclosure Schedule, the Parent does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Parent Subsidiary.

(d) At all times from inception through the date of this Agreement, the Acquisition Subsidiary has not conducted any business or operations other than the preparation and negotiation of this Agreement and the other Transaction Documentation and has no assets or liabilities, other than its rights and obligations hereunder and thereunder,

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3.6 SEC Reports. The Parent has timely filed (or has been deemed to have timely filed pursuant to Rule 12b-25 under the Exchange Act) all reports, forms and documents that it was required to file with the SEC pursuant to the Exchange Act (the “Parent Previous Filings”). The Parent shall notify the Company immediately and in writing of the filing of any additional forms, reports or documents with the SEC by the Parent after the date hereof and prior to the Effective Time, provided that Company is aware that the Parent will timely file a Form 8-K Current Report with respect to the execution and delivery of this Agreement (together with the Parent Previous Filings, the “Parent SEC Filings”). The Parent has timely filed (or has been deemed to have timely filed pursuant to Rule 12b-25 under the Exchange Act) and made publicly available on the SEC’s EDGAR system, and the Company may rely upon, all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act and (ii) Section 906 of the Sarbanes Oxley Act of 2002 with respect to any documents filed with the SEC. The Parent is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Parent SEC Filings complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the Parent SEC Filings. As of their respective dates, the Parent SEC Filings, including any financial statements, schedules or exhibits included or incorporated by reference therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Subsidiaries of the Parent is required to file or furnish any forms, reports or other documents with the SEC. No order suspending the effectiveness of any registration statement of the Parent under the Securities Act or the Exchange Act has been issued by the SEC and, to the Parent’s knowledge after reasonable inquiry, no proceedings for that purpose have been initiated or threatened by the SEC. Since the most recent filing of such certifications and statements, there have been no significant changes in the Parent’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act), or in other factors that could significantly affect its disclosure controls and procedures. The Parent has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Parent, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer. Subject to applicable Law, the Parent, with the assistance of the Company, has taken or shall take all action reasonably requested by the Company, but consistent with the certificate of incorporation and bylaws of the Parent, that is reasonably necessary to effect any such election or appointment of the designees of the Company to the Parent’s Board of Directors, including mailing to the Parent’s stockholders an information statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder at least 10 days prior to the Effective Time. The Company has supplied the Parent all information with respect to it and its nominees, officers, directors and Affiliates required by such Section 14(f) and Rule 14f-1.

3.7 Compliance with Laws. Each of the Parent and its Subsidiaries:

(a) and the conduct and operations of their respective businesses, are in compliance in all material respects with each Law applicable to the Parent, any Subsidiary of the Parent or any of their properties or assets, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect;

(b) has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, and all prior issuances of its securities have been either registered under the Securities Act or exempt from registration;

(c) has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation or, within the past three years, the subject of any threat of material litigation;

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(d) is not and has not, and the past and present officers, directors and Affiliates of the Parent are not and have not, been the subject of, nor does any officer or director of the Parent have any reason to believe that the Parent or any of its officers, directors or Affiliates are the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person or alleging a violation of securities laws (in the case of an individual, that is described in Item 401(f)(1)-(3) of SEC Regulation S-K); and

(e) is not a “blank check company” as such term is defined by Rule 419 of the Securities Act.

3.8 Financial Statements. The audited financial statements and unaudited interim financial statements of the Parent included in the Parent SEC Filings (collectively, the “Parent Financial Statements”) (a) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (b) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (c) fairly present in all material respects the financial condition, results of operations and cash flows of the Parent as of the respective dates thereof and for the periods referred to therein, and (d) are consistent in all material respects with the books and records of the Parent. There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

3.9 Absence of Certain Changes. Since the date of the most recent balance sheet contained in a Parent SEC Filing, Parent has conducted its business only in the ordinary course consistent with past practice, and there has not occurred or been entered into, as the case may be, any (a) event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Parent Material Adverse Effect, (b) event that would reasonably be expected to prevent or materially delay the performance of the Parent’s obligations pursuant to this Agreement, (c) material change by the Parent in its accounting methods, principles or practices, (d) declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of the Parent or any redemption, purchase or other acquisition of any of the Parent’s securities, (e) increase in the compensation or benefits payable or to become payable to any officers or directors of the Parent or the Acquisition Subsidiary or establishment or modification of any compensatory plan of the Parent, (f) issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by the Parent, (g) amendment to the certificate of incorporation or bylaws of the Parent, (h) capital expenditures by the Parent, purchase, sale, assignment or transfer of any material assets by the Parent, mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible of the Parent, except for liens for Taxes not yet due and such other liens, encumbrances, restrictions or charges, or cancellation, compromise, release or waiver by the Parent of any rights of material value or any material debts or claims, (i) incurrence by the Parent of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the Ordinary Course of Business (which liabilities are not material, individually or in the aggregate), (j) damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of the Parent, (k) entry by the Parent into any agreement, contract, lease or license, (l) acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which the Parent is a party or by which any of them is bound, (m) entry by the Parent into any loan or other transaction with any officers, directors or employees of the Parent, (n) charitable or other capital contribution by the Parent or pledge therefore, (o) entry by the Parent into any transaction of a material nature, or (p) negotiation or agreement by the Parent to do any of the things described in the preceding clauses (a) through (o), other than activities in connection with the transactions contemplated by this Agreement.

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3.10 Undisclosed Liabilities. None of the Parent and its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the most recent balance sheet contained a Parent SEC Filing, (b) liabilities which have arisen since the date of the most recent balance sheet contained a Parent SEC Filing in the Ordinary Course of Business which do not exceed $100,000 in the aggregate (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet, and (d) liabilities under this Agreement.

3.11 Off-Balance Sheet Arrangements. Neither the Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among the Parent and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Parent or any of its Subsidiaries in the Parent’s or such Subsidiary’s published financial statements or other Parent SEC Filings.

3.12 Tax Matters.

(a) Each of the Parent and its Subsidiaries has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. The officers of the Parent and its Subsidiaries after the Effective Time shall be responsible for preparing and filing all Tax Returns required to be filed after the Effective Time. Neither the Parent nor any of its Subsidiaries is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which the Parent was the common parent. Each of the Parent and its Subsidiaries has paid on a timely basis all Taxes that were due and payable. The unpaid Taxes of the Parent and its Subsidiaries for tax periods through the date of the balance sheet contained in the most recent Parent SEC Filing do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on such balance sheet. Neither the Parent nor any of its Subsidiaries has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Parent or any of its Subsidiaries during a prior period) other than the Parent and its Subsidiaries. All Taxes that the Parent or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Parent or its Subsidiaries.

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(b) The Parent has delivered or made available to the Company complete and accurate copies of all federal and state income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Parent or any of its Subsidiaries since June 16, 2005 (the Parent’s inception). No examination or audit of any Tax Return of the Parent or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the knowledge of the Parent, threatened or contemplated. Neither the Parent nor any of its Subsidiaries has been informed by any jurisdiction that the jurisdiction believes that the Parent or any of its Subsidiaries was required to file any Tax Return that was not filed. Neither the Parent nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

(c) Neither the Parent nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, including any adjustment pursuant to Code Sections 481 or 263A (or any corresponding or similar provision of state, local or foreign Law); (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state, local or non-U.S. Law) executed on or prior to the Closing Date; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) prepaid amount or any other income eligible for deferral under the Code or Treasury Regulations promulgated thereunder (including, without limitation, pursuant to Sections 455 or 456 of the Code, Treasury Regulations Section 1.451-5 and Revenue Procedure 2004-34, 2004-33 I.R.B. 991) received on or prior to the Closing Date; (vi) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of U.S. state, local or non-U.S. income Tax Law); (vii) election made under Section 108(i) of the Code prior to the Closing or (viii) any similar election, action, or agreement that would have the effect of deferring any liability for Taxes of the Company from any period ending on or before the Closing Date to any period ending after such date.

(d) Neither the Parent nor any of its Subsidiaries has participated in any “listed transaction,” as defined in Section 6706A(c)(2) of the Code and Treasury Regulations Sections 1.6011- 4(b)(2).

(e) Neither the Parent nor any of its Subsidiaries has taken or agreed to take any action not contemplated by this Agreement that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. To the knowledge of Parent, no facts or circumstances exist that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

3.13 Title to Assets; Real Property.

(a) The Parent and each of its Subsidiaries has good and valid (and, in the case of owned Real Property, good and marketable fee simple) title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the financial statements contained in the Parent SEC Filings or acquired after the date of the latest balance sheet contained in the Parent SEC Filings (the “Parent Balance Sheet Date”), other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Parent Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of any Security Interests.

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(b) Section 3.13(b) of the Parent Disclosure Schedule lists (i) the street address of each parcel of Real Property owned by the Parent or any of its Subsidiaries; (ii) if such property is leased or subleased by the Parent or such Subsidiary, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (iii) the current use of such property. Neither the Parent nor any of its Subsidiaries is a sublessor or grantor under any sublease or other instrument granting to any other person or entity any right to the possession, lease, occupancy or enjoyment of any leased Real Property. The use and operation of the Real Property in the conduct of the Parent’s or its Subsidiary’s business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement. No material improvements constituting a part of the Real Property encroach on real property owned or leased by a person or entity other than the Parent and its Subsidiaries. There are no Legal Proceedings pending nor, to the Parent’s Knowledge, threatened against or affecting the Real Property owned by the Parent or any of its Subsidiaries or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings.

3.14 Condition and Sufficiency of Assets. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Parent and its Subsidiaries are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by the Parent and each of its Subsidiaries, together with all other properties and assets of the Parent and each of its Subsidiaries, are sufficient for the continued conduct of the business of the Parent and each such Subsidiary after the Effective Time in substantially the same manner as conducted prior to the Effective Time and constitute all of the rights, property and assets necessary to conduct the business of the Parent and each such Subsidiary as currently conducted.

3.15 Contracts. Each Material Contract of the Parent and its Subsidiaries is a legal, valid, binding and enforceable obligation of the Parent or such Subsidiary and in full force and effect, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity whether applied in a court of Law or a court of equity, (ii) neither the Parent or any of its Subsidiaries nor, to the knowledge of the Parent, any other party, is in breach or violation of, or default under, any such agreement, except for any breach, violation or default that has not had and would not reasonably be expected to have a Parent Material Adverse Effect, and (iii) no event has occurred, is pending or, to the knowledge of the Parent, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Parent or any Subsidiary or, to the knowledge of the Parent, any other party under such Material Contract, except for any breach, violation or default that has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

3.16 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Parent or any of its Subsidiaries.

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3.17 Insurance. All current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by Parent and relating to the assets, business, operations, employees, officers and directors of the Parent (collectively, the “Parent Insurance Policies”) are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. The Parent has not received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of the Parent Insurance Policies. All the Parent Insurance Policies (a) are valid and binding in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. There are no claims related to the business of the Parent pending under any Parent Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. The Parent is not in default under, and has not otherwise failed to comply with, in any material respect, any provision contained in any such Parent Insurance Policy. The Parent Insurance Policies are of the type and in the amounts customarily carried by companies conducting a business similar to those of the Parent and its Subsidiaries and are sufficient for compliance with all applicable Laws and Material Contracts to which the Parent or any of its Subsidiaries is a party or by which it is bound.

3.18 Litigation. There is Legal Proceeding which is pending or, to the Parent’s knowledge, threatened against the Parent or any of its Subsidiaries in writing which (a) seeks either damages in excess of $100,000 individually or $500,000 in the aggregate, (b) if determined adversely to the Parent or one of its Subsidiaries, would have or be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect or (c) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement..

3.19 Employees. Neither the Parent nor any of its Subsidiaries is or ever has been a party to or bound by any collective bargaining agreement, nor have any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. There has been no organizational effort made or, to the knowledge of the Parent, threatened, either currently or since the date of organization of the Parent, by or on behalf of any labor union with respect to the service providers of the Parent or any of its Subsidiaries. Each individual providing services to the Parent or any of its Subsidiaries has been properly classified as an employee or a non- employee service provider with respect to each such entity for all purposes under applicable law. No current or former employee, consultant or director of the Parent or any of its Subsidiaries owes any indebtedness to the Parent, any of its Subsidiaries or their Affiliates, nor does the Parent, any of its Subsidiaries or their Affiliates owe any indebtedness to any current or former employee, consultant or director of the Parent or any of its Subsidiaries, other than as set forth in Section 3.19 of the Parent Disclosure Schedule.

3.20 Employee Benefits. Neither the Parent nor any of its Subsidiaries or ERISA Affiliates maintains, sponsors or contributes to or in the past has maintained, sponsored or contributed to any Employee Benefit Plan (as defined in Section 3(3) of ERISA, whether or not ERISA applies to the arrangement) or multiemployer plan (each capitalized term in this sentence as defined in Section 4001(a)(3) of ERISA). Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement shall, individually or in the aggregate, (a) result in any payment becoming due to any officer, employee, consultant or director of the Parent or the Acquisition Subsidiary, (b) increase or modify any benefits otherwise payable by the Parent or the Acquisition Subsidiary to any employee, consultant or director of the Parent or the Acquisition Subsidiary, or (c) result in the acceleration of time of payment or vesting of any such benefits.

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3.21 Environmental Matters.

(a) Each of the Parent and its Subsidiaries has complied with all applicable Environmental Laws, except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. There is no pending or, to the knowledge of the Parent, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Parent or any of its Subsidiaries, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) The Parent has no environmental reports, investigations or audits relating to premises currently or previously owned or operated by the Parent or any of its Subsidiaries (whether conducted by or on behalf of the Parent or its Subsidiaries or a third party, and whether done at the initiative of the Parent or any of its Subsidiaries or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Parent has possession of or access to.

(c) To the knowledge of the Parent, there is no material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Parent or any of its Subsidiaries.

3.22 Permits. All Permits required for the Parent or any of its Subsidiaries to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 3.22 of the Parent Disclosure Schedule lists all current Permits issued to the Parent, including the names of the Permits and their respective dates of issuance and expiration. The Parent has complied and is now complying with the terms of all Permits listed on Section 3.22 of the Parent Disclosure Schedule. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 3.22 of the Parent Disclosure Schedule.

3.23 Certain Business Relationships with Affiliates. No Affiliate of the Parent or of any of its Subsidiaries (a) owns any property or right, tangible or intangible, which is used in the business of the Parent or any of its Subsidiaries, (b) has any claim or cause of action against the Parent or any of its Subsidiaries, or (c) owes any money to, or is owed any money by, the Parent or any of its Subsidiaries except as disclosed in the Parent SEC Filings.

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3.24 Tax-Free Reorganization.

(a) The Parent (i) is not an “investment company” as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code; (ii) has no present plan or intention to liquidate the Surviving Corporation or to merge the Surviving Corporation with or into any other corporation or entity, or to sell or otherwise dispose of the stock of the Surviving Corporation which the Parent will acquire in the Merger, or to cause the Surviving Corporation to sell or otherwise dispose of its assets, all except in the Ordinary Course of Business or if such liquidation, merger or disposition is described in Section 368(a)(2)(C) or Treasury Regulation Section 1.368-2(d)(4) or Section 1.368-2(k); and (iii) has no present plan or intention, following the Merger, to issue any additional shares of stock of the Surviving Corporation or to create any new class of stock of the Surviving Corporation.

(b) The Acquisition Subsidiary is a direct wholly-owned Subsidiary of the Parent, formed solely for the purpose of engaging in the Merger, and will carry on no business prior to the Merger.

(c) Immediately prior to the Merger, the Parent will be in control of Acquisition Subsidiary within the meaning of Section 368(c) of the Code.

(d) Neither the Parent, nor, to the knowledge of the Parent, any person related to the Parent (within the meaning of Treasury Regulations Section 1.368-1(e)(3)) or any person acting as an intermediary for the Parent, has any present plan or intention to reacquire any of the Merger

Shares.

(e) The Acquisition Subsidiary will have no liabilities assumed by the Surviving Corporation and will not transfer to the Surviving Corporation any assets subject to liabilities in the Merger.

(f) Parent conducts no activities other than activities related to maintaining its legal and/or corporate existence, its status as a “shell company” as defined in Rule 12b-2 under the Exchange Act and holding the capital stock of Acquisition Subsidiary and any related accounting, legal, financial, administrative, tax and other similar activities related to such matters.

(g) Acquisition Subsidiary does not hold any property and does not have any tax attributes immediately prior to the Merger, other than a de minimis amount of assets to facilitate its organization or maintain its legal existence and tax attributes related to holding those assets.

(h) The Parent has not made purchases of its own stock described in Code Section 1202(c)(3)(B) during the one (1) year period preceding the Closing Date, except for purchases that are disregarded for such purposes under Treasury Regulation Section 1.1202-2.

3.25 Brokers’ Fees. Except as listed on Section 3.25 of the Parent Disclosure Schedule, neither the Parent nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

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3.26 Interested Party Transactions. To the knowledge of the Parent, no officer, director or stockholder of the Parent or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such person currently has or has had, either directly or indirectly, (a) an interest in any person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Parent or any of its Subsidiaries or (ii) purchases from or sells or furnishes to the Parent or any of its Subsidiaries any goods or services, or (b) other than as disclosed in the Parent SEC Filings, a beneficial interest in any contract or agreement to which the Parent or any of its Subsidiaries is a party or by which it may be bound or affected. Except as set forth in the Parent SEC Filings, Parent is not indebted to any officer, director or stockholder of the Parent or any “affiliate” or “associate” of any such person (each such person, a “Parent Insider”) (except for reimbursement of ordinary business expenses) and no Parent Insider is indebted to the Parent (except for cash advances for ordinary business expenses). Neither the Parent nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Parent or any of its Subsidiaries.

3.27 Accountants. Except for the preparation and filing of the Parent’s corporate Tax Returns, there have been no non-audit services performed by Olayinka Oyebola Co. (the “Parent Auditor”) for the Parent and/or any of its Subsidiaries, and the Parent has not taken any action or failed to take any action that would reasonably be expected to impair the independence of the Parent Auditor. The report of the Parent Auditor on the financial statements of the Parent for the past fiscal year did not contain an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles, although it did express uncertainty as to the Parent’s ability to continue as a going concern. During the Parent’s most recent fiscal year and the subsequent interim periods, there were no disagreements with the Parent Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in Item 304(a)(1)(iv) or (v) of Regulation S-K occurred with respect to the Parent Auditor.

3.28 Minute Books. The minute books and other similar records of the Parent and each of its Subsidiaries contain, in all material respects, complete and accurate records of all actions taken at any meetings of directors (or committees thereof) and stockholders or actions by written consent in lieu of the holding of any such meetings since the time of organization of each such corporation through the date of this Agreement. The Parent has provided true and complete copies of all such minute books and other similar records to the Company’s representatives.

3.29 Board Action. The Parent’s Board of Directors (a) has unanimously determined that the Merger is advisable and in the best interests of the Parent’s stockholders and is on terms that are fair to such Parent stockholders, (b) has caused the Parent, in its capacity as the sole stockholder of the Acquisition Subsidiary, and the Board of Directors of the Acquisition Subsidiary, to approve the Merger and this Agreement by unanimous written consent, and (c) adopted this Agreement in accordance with the applicable provisions of the NRS.

3.30 Intellectual Property.

(a) Section 3.30(a) of the Parent Disclosure Schedule contains a correct, current, and complete list of: (i) all Parent IP Registrations; (ii) all unregistered Trademarks included in the Parent Intellectual Property; and (iii) all other Parent Intellectual Property used or held for use in the business of the Parent and its Subsidiaries as currently conducted and as proposed to be conducted.

(b) Section 3.30(b) of the Parent Disclosure Schedule contains a correct, current and complete list of all Parent IP Agreements: (i) under which the Parent or any of its Subsidiaries is a licensor or otherwise grants to any person or entity any right or interest relating to any Parent Intellectual Property; (ii) under which the Parent or any of its Subsidiaries is a licensee or otherwise granted any right or interest relating to the Intellectual Property of any person or entity; and (iii) which otherwise relate to the Parent’s or any of its Subsidiaries’ ownership or use of Intellectual Property. Each Parent IP Agreement is valid and binding on the Parent or the Subsidiary party thereto in accordance with its terms and is in full force and effect. Neither the Parent nor any of its Subsidiaries nor any other party thereto is, or is alleged to be, in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any Parent IP Agreement.

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(c) Except as set forth in Section 3.30(c) of the Parent Disclosure Schedule, the Parent or one of its Subsidiaries is the sole and exclusive legal and beneficial, and with respect to the Parent IP Registrations, record, owner of all right, title, and interest in and to the Parent Intellectual Property, and has the valid and enforceable right to use all other Intellectual Property used or held for use in or necessary for the conduct of the Parent’s and its Subsidiaries’ business as currently conducted and as proposed to be conducted, in each case, free and clear of Security Interests. The Parent or one its Subsidiaries has entered into binding, valid and enforceable, written contracts with each current and former employee and independent contractor who is or was involved in or has contributed to the invention, creation, or development of any Intellectual Property during the course of employment or engagement with the Parent or any of its Subsidiaries whereby such employee or independent contractor (i) acknowledges the Parent’s or one of its Subsidiary’s exclusive ownership of all Intellectual Property invented, created, or developed by such employee or independent contractor within the scope of his or her employment or engagement with the Parent or any of its Subsidiaries; (ii) grants to the Parent or one of its Subsidiaries a present, irrevocable assignment of any ownership interest such employee or independent contractor may have in or to such Intellectual Property, to the extent such Intellectual Property does not constitute a “work made for hire” under applicable Law; and (iii) irrevocably waives any right or interest, including any moral rights, regarding any such Intellectual Property, to the extent permitted by applicable Law. All assignments and other instruments necessary to establish, record, and perfect the Parent’s or one of its Subsidiaries ownership interest in the Parent IP Registrations have been validly executed, delivered, and filed with the relevant Governmental Entities and authorized registrars.

(d) Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of, or require the consent of any other person or entity in respect of, the Parent’s or any of its Subsidiaries’ right to own or use any Parent Intellectual Property or Licensed Intellectual Property.

(e) All of the Parent Intellectual Property and Licensed Intellectual Property are valid and enforceable, and all Parent IP Registrations are subsisting and in full force and effect. The Parent or one of its Subsidiaries has taken all reasonable and necessary steps to maintain and enforce the Parent Intellectual Property and Licensed Intellectual Property and to preserve the confidentiality of all Trade Secrets included in the Parent Intellectual Property, including by requiring all persons or entities having access thereto to execute binding, written non-disclosure agreements. All required filings and fees related to the Parent IP Registrations have been timely submitted with and paid to the relevant Governmental Entities and authorized registrars.

(f) The conduct of the Parent’s and its Subsidiaries’ business as currently and formerly conducted and as proposed to be conducted, including the use of the Parent Intellectual Property and Licensed Intellectual Property in connection therewith, and the products, processes and services of the Parent and its Subsidiaries have not infringed, misappropriated or otherwise violated, and will not infringe, misappropriate or otherwise violate, the Intellectual Property or other rights of any person or entity. No person or entity has infringed, misappropriated or otherwise violated any Parent Intellectual Property or Licensed Intellectual Property.

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(g) There are no Legal Proceedings (including any opposition, cancellation, revocation, review or other proceeding), whether settled, pending or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, or other violation by the Parent or any of its Subsidiaries of the Intellectual Property of any person or entity; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Parent Intellectual Property or the Parent’s or any of its Subsidiaries’ right, title, or interest in or to any Parent Intellectual Property or Licensed Intellectual Property; or (iii) by the Parent or any of its Subsidiaries alleging any infringement, misappropriation or other violation by any person or entity of the Parent Intellectual Property. The Parent is not aware of any facts or circumstances that could reasonably be expected to give rise to such a Legal Proceeding. Neither the Parent nor any of its Subsidiaries is subject to any outstanding order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity (including any motion or petition therefor) that does or could reasonably be expected to restrict or impair the use of any Parent Intellectual Property or Licensed Intellectual Property.

(h) All Parent IT Systems are in good working condition and are sufficient for the operation of the Parent’s and its Subsidiaries business as currently conducted. In the past twelve (12) months, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Parent IT Systems that has resulted or is reasonably likely to result in disruption or damage to the business of the Parent or any of its Subsidiaries and that has not been remedied. The Parent and its Subsidiaries have taken all commercially reasonable steps to safeguard the confidentiality, availability, security, and integrity of the Parent IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and Software and hardware support arrangements.

(i) The Parent and its Subsidiaries have complied with all applicable Laws and all publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of the business of the Parent and its Subsidiaries. In the past twelve (12) months, neither the Parent or any of its Subsidiaries has (i) experienced any actual, alleged, or suspected data breach or other security incident involving personal information in its possession or control or (ii) received any notice of any audit, investigation, complaint, or other Legal Proceeding by any Governmental Entity or other person or entity concerning the Parent’s or any of its Subsidiaries’ collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification, and to the Parent’s knowledge, there are no facts or circumstances that could reasonably be expected to give rise to any such Legal Proceeding.

(j) “Parent Intellectual Property” means all Intellectual Property that is owned or held for use by the Parent or any of its Subsidiaries. “Parent IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other contracts or agreements, whether written or oral, relating to Intellectual Property to which the Parent or any of its Subsidiaries is a party, beneficiary or otherwise bound. “Parent IP Registrations” means all Parent Intellectual Property that is subject to any issuance, registration or application by, to or with any Governmental Entity or authorized private registrar in any jurisdiction, including issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing. “Parent IT Systems” means all Software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by the Parent or any of its Subsidiaries. “Parent Licensed Intellectual Property” means all Intellectual Property in which the Parent or any of its Subsidiaries holds any rights or interests granted by other person or entity.

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3.31 Investment Company. None of the Parent or Acquisition Subsidiary is as of the date of this Agreement, nor upon the Closing will be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

3.32 Foreign Corrupt Practices Act. Neither the Parent nor its Subsidiaries, nor to the Parent’s knowledge, any agent or other person acting on behalf of the Parent or its Subsidiaries, has: (a) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Parent is aware) which is in violation of Law or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.33 No Integrated Offering. Neither Parent nor any Affiliates of Parent, nor any person acting on the behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of any of the shares of Parent Common Stock issuable pursuant to this Agreement under the Securities Act or cause this offering of such shares of Parent Common Stock to be integrated with prior offerings by Parent for purposes of the Securities Act or any applicable shareholder approval requirements of any authority,.

3.34 No General Solicitation. Neither the Parent, nor any of its Affiliates, nor, to the knowledge of the Parent, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in respect of the Merger Shares.

3.35 Application of Takeover Provisions. The Parent and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, or other similar takeover, anti-takeover, moratorium, fair price, interested shareholder or similar provision under the certificate of incorporation of the Parent or the Laws of the State of Florida to the transactions contemplated hereby, including the Merger and the Parent’s issuance of shares of Parent Common Stock to the Company Stockholders. The Parent has never adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Parent Common Stock or a change in control of the Parent.

3.36 Not a Shell Company. The Parent has never been, is not on the date of this Agreement and will not be at the Effective Time a “shell company” as defined in Rule 12b-2 under the Exchange Act.

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3.37 No Other Representations. The representations and warranties contained in this ARTICLE III are the only representations and warranties made by the Parent and Acquisition Subsidiary. The Parent disclaims any and all other representations and warranties other than those contained in this ARTICLE III, whether express or implied. The Parent hereby expressly disclaims any such other representation or warranty, whether by the Parent, Acquisition Subsidiary, or any of its representatives or any other person, notwithstanding the delivery or disclosure to the Company or any other person of any documentation or other written or oral information by the Parent, Acquisition Subsidiary or any of their respective representatives.

ARTICLE IV. COVENANTS

4.1 Conduct of the Business Prior to Closing; Closing Efforts.

(a) From the date hereof to the earlier of the Closing Date or the termination of this Agreement, the Parent shall not take any of the actions specified in Section 3.9 except (i) as consented to by the Company, (ii) as expressly contemplated by this Agreement or (iii) as required by applicable Law.

(b) Each of the Parties shall use its best efforts, to the extent commercially reasonable in light of the circumstances (“Reasonable Best Efforts”), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (a) its representations and warranties remain true and correct in all material respects through the Closing Date and (b) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

4.2 Governmental and Third-Party Notices and Consents.

(a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable Laws in connection with the consummation of the transactions contemplated by this Agreement. The Company acknowledges it will cause the Parent, following the Effective Time, to timely complete all filings with the SEC and individual states required by Regulation D under the Securities Act with respect to the issuance of the Merger Shares.

(b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, if any, as are required to be listed in Section 2.3 of the Company Disclosure Schedule.

4.3 Form 8-K. Promptly after the execution of this Agreement, the Parties shall complete a Current Report on Form 8-K relating to this Agreement and the transactions contemplated hereby. Each of the Company and the Parent shall use its Reasonable Best Efforts to cause such Form 8-K to be filed with the SEC within four Business Days after the Closing of the transactions contemplated by this Agreement and to otherwise comply with all requirements of applicable federal and state securities laws.

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4.4 Access to Information.

(a) During the period from the date of this Agreement to the Effective Time, the Company shall permit representatives of the Parent to have reasonable access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company and its Subsidiaries.

(b) During the period from the date of this Agreement to the Effective Time, the Parent shall permit representatives of the Company to have reasonable access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Parent and its Subsidiaries) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the parent and its Subsidiaries.

(c) The Parent and each of its Subsidiaries (i) shall treat and hold as confidential any Company Confidential Information (as defined below), (ii) shall not use any of the Company Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Company all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, “Company Confidential Information” means any information of the Company or any of its Subsidiaries that is furnished to the Parent or any of its Subsidiaries by the Company or its Subsidiaries in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Parent, any of its Subsidiaries or their respective directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Parent, any of its Subsidiaries or their respective directors, officers, or employees, (C) which the Parent or any of its Subsidiaries knew or to which the Parent or any of its Subsidiaries had access prior to disclosure, as demonstrated by competent evidence, provided that the source of such information is not known by the Parent or any of its Subsidiaries to be bound by a confidentiality obligation to the Company or any of its Subsidiaries, or (D) which the Parent or any of its Subsidiaries rightfully obtains from a source other than the Company or any of its Subsidiaries, provided that the source of such information is not known by the Parent or any of its Subsidiaries to be bound by a confidentiality obligation to the Company or any of its Subsidiaries.

(d) The Company and each of its Subsidiaries (i) shall treat and hold as confidential any Parent Confidential Information (as defined below), (ii) shall not use any of the Parent Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Parent all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, “Parent Confidential Information” means any information of the Parent or any of its Subsidiaries that is furnished to the Company or any of its Subsidiaries by the Parent or its Subsidiaries in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Company, any of its Subsidiaries or their respective directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Company, any of its Subsidiaries or their respective directors, officers, or employees, (C) which the Company or any of its Subsidiaries knew or to which the Company or any of its Subsidiaries had access prior to disclosure, as demonstrated by competent evidence, provided that the source of such information is not known by the Company or any of its Subsidiary to be bound by a confidentiality obligation to the Parent or any of its Subsidiaries or (D) which the Company or any of its Subsidiaries rightfully obtains from a source other than the Parent or any of its Subsidiaries, provided that the source of such information is not known by the Company or any of its Subsidiaries to be bound by a confidentiality obligation to the Parent or any of its Subsidiaries.

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4.5 Expenses. The costs and expenses of each Party (including legal fees and expenses of such Party) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party that incurred such costs and expenses, unless otherwise agreed to by such Parties.

4.6 Indemnification; Insurance.

(a) The Parent shall not, and shall cause the Surviving Corporation not to, after the Effective Time, take any action to alter or impair any exculpatory or indemnification provisions now existing in the certificate of incorporation or the by-laws of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time, except for any changes which may be required to conform with changes in applicable Law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time.

(b) From and after the Effective Time, the Parent agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each current and former director and officer of the Company (the “Company Indemnified Executives”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring before, at or after the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Florida or Nevada (as applicable) Law (and the Parent and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under Florida or Nevada (as applicable) Law, provided the Company Indemnified Executive to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Company Indemnified Executive is not entitled to indemnification).

(c) The Parent shall obtain and purchase, to be effective as of 12:01 a.m. on the Closing Date, director and officer liability insurance (“D&O Insurance”) reasonably satisfactory to the Company, to be effective as of 12:01 a.m. on the Closing Date, covering each Company Indemnified Executive immediately after the Effective Time, and such D&O Insurance shall include coverage for any acts or omissions that take place on or after the Effective Time, including, without limitation, in connection with the transactions contemplated by this Agreement, and on terms and conditions no less favorable to the Company Indemnified Executives than those in effect under the D&O Insurance for the benefit of the Parent’ directors and officers with respect to their acts and omissions as directors and officers of the Parent or its Subsidiaries, including, without limitation, in connection with the transactions contemplated by this Agreement.

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(d) The provisions of this Section 4.6 shall survive the Closing and are intended to be for the benefit of, and enforceable by, each Company Indemnified Executive, and nothing in this Agreement shall affect any indemnification rights that any such person may have under the certificate of incorporation or the by-laws of the Company or the Parent or any contract or instrument or applicable Law, including any contract, agreement or arrangement between the Parent, the Company, the Surviving Corporation or any of their respective Subsidiaries (on the one hand) and any such Company Indemnified Executive, any investor or third party (on the other hand). Notwithstanding anything in this Agreement to the contrary, the obligations under this Section 4.6 shall not be terminated or modified in such a manner as to adversely affect any Company Indemnified Executive without the written consent of such person.

4.7 Equity Plans. As of the Effective Time, the Board of Directors of Parent shall take whatever steps are necessary to cause the Parent to assume the Company Options and Company Restricted Stock outstanding. After such assumption, (i) __________________ shares of Parent Common Stock will be issuable upon the exercise of Parent Options converted from assumed Company Options, and (ii) __________________ shares of Parent Common Stock will be outstanding under Parent Restricted Stock converted from assumed Company Restricted Stock.

4.8 Information Provided to Stockholders. The Company shall prepare, with the cooperation of the Parent, information to be sent to the holders of Company Shares in connection with receiving their approval of the Merger, this Agreement and the related transactions. The Parent and the Company shall each use Reasonable Best Efforts to cause information provided to the Company’s stockholders to comply with applicable federal and state securities laws requirements. Each of the Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the information sent, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the information to be sent to the stockholders of each Party. The Company will promptly advise the Parent, and the Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or the Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the information sent in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable Law. The information sent by the Company shall contain the recommendation of the Board of Directors of the Company that the holders of Company Shares approve the Merger and this Agreement and the conclusion of the Board of Directors of the Company that the terms and conditions of the Merger are advisable and fair and in the best interests of the Company and such holders. Anything to the contrary contained herein notwithstanding, the Company shall not include in the information sent to its Company Stockholders any information with respect to the Parent or its Affiliates or associates, the form and content of which information shall not have been approved by such party in its reasonable discretion prior to such inclusion.

4.9 Securities Exemptions. The Company will use its commercially reasonable efforts to solicit from each Company Stockholder a certification noting whether such Company Stockholder is an “accredited investor” as such term is defined in Regulation D under the Securities Act.

4.10 Private Placement. Each of the Company and the Parent shall use commercially reasonable efforts to ensure that the issuance of the Merger Shares to Company Stockholders is exempt from registration under the Securities Act.

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4.11 Failure to Fulfill Conditions. In the event that any of the Parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party.

4.12 Notification of Certain Matters. At or prior to the Effective Time, each party shall give prompt notice to the other party of (a) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (b) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

ARTICLE V. CONDITIONS TO CONSUMMATION OF MERGER

5.1 Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

(a) the Company shall have obtained (and shall have provided copies thereof to the Parent) the written consents of all of the members of its Board of Directors;

(b) the Company shall have obtained (and shall have provided copies thereof to the Parent) the written consents of the Company Stockholders holding Company Shares representing at least a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger, voting as a single class on an as-converted basis, in each case to approve the execution, delivery and performance by the Company of this Agreement and the other Transaction Documentation to which the Company is a party, in form and substance reasonably satisfactory to the Parent; and

(c) the Parent shall have obtained (and shall have provided copies thereof to the Company) the written consents of (i) all of the members of its Board of Directors of Parent, (ii) all of the members of the Board of Directors of Acquisition Subsidiary, and (iii) the sole stockholder of Acquisition Subsidiary, in each case to the execution, delivery and performance by each such entity of this Agreement and/or the other Transaction Documentation to which each such entity is a party, in form and substance reasonably satisfactory to the Company.

5.2 Conditions to Obligations of the Parent and the Acquisition Subsidiary. The obligation of each of the Parent and the Acquisition Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Parent) of the following additional conditions:

(a) the Company shall have obtained (and shall have provided copies thereof to the Parent) all waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices set forth on Schedule 5.2(a), except such waivers, permits, consents, approvals or other authorizations the failure of which to obtain or effect does not, individually or in the aggregate, have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

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(b) the representations and warranties of the Company set forth in this Agreement (when read without regard to any qualification as to materiality or Company Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representations and warranties that, individually or in the aggregate, do not have a Company Material Adverse Effect;

(c) the Company shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time, except for such non-performance or non-compliance as does not have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(d) no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(e) the Company shall have delivered to the Parent and the Acquisition Subsidiary a copy of each written consent received from a Company Stockholder consenting to the Merger, and shall have delivered a copy of each certification received from a Company Stockholder that such person is an “accredited investor” as such term is defined in Regulation D under the Securities Act;

(f) the Company shall have delivered to the Parent and the Acquisition Subsidiary a certificate executed by the Chief Executive Officer of the Company (the “Company Certificate”) to the effect that each of the conditions specified in clause (a) of Section 5.1 and clauses (a) through (d) (insofar as clause (d) relates to Legal Proceedings involving the Company) of this Section 5.2 has been satisfied in all respects; and

(g) the Company shall have delivered to the Parent and the Acquisition Subsidiary a certificate executed by the Secretary of the Company, certifying as to (i) true, correct and complete copies of the certificate of incorporation or the by-laws of the Company; (ii) the valid adoption of resolutions of the board of directors and Company Stockholders (whereby this Agreement, the Merger and the transactions contemplated hereunder were unanimously approved by the board of directors and the requisite vote of the Company Stockholders); and (iii) a good standing certificate from the Secretary of State of the State of Nevada dated within five (5) Business Days prior to the Closing Date; and (iv) incumbency of the officers of the Company executing this Agreement or any other agreement contemplated by this Agreement.

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5.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction (or waiver by the Company) of the following additional conditions:

(a) the Parent shall have obtained (and shall have provided copies thereof to the Company) all of the other waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices set forth on Schedule 5.3(a), except for waivers, permits, consents, approvals or other authorizations the failure of which to obtain or effect does not, individually or in the aggregate, have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(b) the representations and warranties of the Parent set forth in this Agreement (when read without regard to any qualification as to materiality or Parent Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representations and warranties that, individually or in the aggregate, do not have a Parent Material Adverse Effect;

(c) each of the Parent and the Acquisition Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time, except for such non-performance or non-compliance as does not have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(d) no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(e) the Parent shall have delivered to the Company a certificate executed by the Chief Executive Officer or President of the Parent (the “Parent Certificate”) to the effect that each of the conditions specified in clause (c) of Section 5.1 and clauses (a) through (d) (insofar as clause (d) relates to Legal Proceedings involving the Parent or the Acquisition Subsidiary) of this Section 5.3 has been satisfied in all respects;

(f) Each of the Parent and Acquisition Subsidiary shall have delivered to the Company a certificate, validly executed by the Secretary of the Parent and the Secretary of the Acquisition Subsidiary, as applicable, certifying as to (i) true, correct and complete copies of its certificate of incorporation and bylaws; (ii) the valid adoption of resolutions of the board of directors and stockholders of the Parent or Acquisition Subsidiary, as applicable (whereby this Agreement, the Merger and the transactions contemplated hereunder were unanimously approved by the board of directors and, if requested, the requisite vote of the stockholders of Parent or the Acquisition Subsidiary, as applicable); (iii) a good standing certificate from the Secretary of State of the State of Florida or Nevada (as applicable) dated within five (5) Business Days prior to the Closing Date; (iv) incumbency of the officers of the Parent or the Acquisition Subsidiary, as applicable, executing this Agreement or any other agreement contemplated by this Agreement; and (v) a true, correct and complete list of all stockholders of Parent as of immediately prior to the Effective Time and the shares of Parent Common Stock held by each such stockholder that are then-outstanding, which shares shall equal, in the aggregate, 58,608,825 shares of Parent Common Stock; and

(g) the Parent shall be in compliance in all material respects with all requirements of applicable securities laws, including, without limitation, the filing of reports required by the Exchange Act, and shall have taken all actions with respect thereto as shall be required or reasonably requested by the Company in connection therewith.

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ARTICLE VI. DEFINITIONS

For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

Definition	Section
Acquisition Subsidiary	INTRODUCTION
Affiliate	2.24
Agreement	INTRODUCTION
Articles of Merger	1.1
Business Day	1.2
Closing	1.2
Closing Date	1.2
Code	RECITALS
Company	INTRODUCTION
Company Balance Sheet	2.7
Company Balance Sheet Date	2.7
Company Certificate	5.1(a)
Company Confidential Information	4.4(a)
Company Consents	2.3
Company Disclosure Schedule	Article II
Company Equity Plan(s)	2.2
Company Financial Statements	2.7
Company Indemnified Executives	4.6(b)
Company Insider	2.24
Company Material Adverse Effect	2.1
Company Options	2.2
Company Restricted Stock	1.9(d)
Company Warrants	2.2
Conversion Ratio	1.5(a)
D&O Insurance	4.6(c)
Defaulting Party	8.13
Effective Time	1.1
Environmental Law	2.20(d)
Exchange Act	2.7 above
GAAP	2.1
Governmental Entity	2.4
Laws	2.4

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Legal Proceeding	2.17
Merger	RECITALS
Merger Shares	1.5(a)
NRS	Nevada Revised Statutes
Non-Defaulting Party	8.13
Parent	INTRODUCTION
Parent Auditor	3.27
Parent Certificate	5.3(f)
Parent Common Stock	RECITALS
Parent Common Stock Equivalents	1.5(a)
Parent Confidential Information	4.4(d)
Parent Disclosure Schedule	Article III
Parent Financial Statements	3.8
Parent Insider	3.26
Parent Material Adverse Effect	3.1
Parent Options	1.10(a)
Parent Previous Filings	3.6
Parent Restricted Stock	1.10(d)
Parent Stock	1.20
Parent Subsidiary	3.5(a)
Parent SEC Filings	3.6
Party	INTRODUCTION
Permit	2.21
Reasonable Best Efforts	4.1
SEC	1.15
Securities Act	RECITALS
Share Adjustment	1.18
Stockholders Agreement	RECITALS
Subsidiary	3.5
Surviving Corporation	1.1
Tax Returns	1.16
Taxes	1.16
Transaction Documentation	3.3

ARTICLE VII. TERMINATION

7.1 Termination. Except as provided in Section 7.2, this Agreement may be terminated and the Merger abandoned at any time prior to the Closing only:

(a) by the mutual agreement of the Company and the Parent:

(b) by the Company or the Parent if the Closing Date shall not have occurred within ten (10) Business Days after the date of this Agreement (the “End Date”); provided, however, that the right to terminate this Agreement under this Section (b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

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(c) by the Company or the Parent if (i) any Law shall be in effect which has the effect of making the Merger illegal or otherwise prohibits or prevents the consummation of the Merger or (ii) if the consummation of the Merger would violate any final and non-appealable order;

(d) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of or inaccuracy in any representation, warranty, covenant or agreement of the Parent contained in this Agreement such that the conditions set forth in Sections 5.3(b) and 5.3(c) would not be satisfied as of the time of such breach or inaccuracy and such breach or inaccuracy has not been cured within ten (10) calendar days after written notice thereof to the Parent; provided, however, that no cure period shall be required (i) for a breach or inaccuracy which by its nature cannot be cured or (ii) if any of the conditions to Closing in Section for the benefit of the Company are incapable of being satisfied on or before the End Date; or

(e) by the Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of or inaccuracy in any representation, warranty, covenant or agreement of the Company contained in this Agreement such that the conditions set forth in Sections 5.2(b) and 5.2(c) would not be satisfied as of the time of such breach or inaccuracy and such breach or inaccuracy has not been cured within ten (10) calendar days after written notice thereof to the Company; provided, however, that no cure period shall be required (i) for a breach or inaccuracy which by its nature cannot be cured or (ii) if any of the conditions to Closing in Section for the benefit of the Parent are incapable of being satisfied on or before the End Date.

7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation hereunder on the part of the Parent, the Acquisition Subsidiary or the Company, or their respective representatives, as applicable; provided, however, that each party hereto shall remain liable for any willful breaches of this Agreement, or any certificate or other instruments delivered pursuant to this Agreement prior to its termination; and provided further, however, that, the provisions of ARTICLE VIII (Miscellaneous) and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this ARTICLE VII.

ARTICLE VIII. MISCELLANEOUS

8.1 Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law or stock market rules (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

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8.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that (a) the provisions in ARTICLE I concerning issuance of the Merger Shares is intended for the benefit of the Company Stockholders and (b) the provisions in Section 4.6 concerning indemnification are intended for the benefit of the Company Indemnified Executives a and their respective successors and assigns.

8.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior or (other than as set forth in the Transaction Documentation) contemporaneous understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

8.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

8.5 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures delivered by fax and/or e-mail/.pdf transmission shall be sufficient and binding as if they were originals and such delivery shall constitute valid delivery of this Agreement.

8.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.7 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent for next Business Day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Company or the Company Stockholders:

Copy to (which copy shall not constitute notice hereunder):

If to the Parent or the Acquisition Subsidiary (prior to the Closing):

Copy to (which copy shall not constitute notice hereunder):

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Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Nevada without giving effect to any choice or conflict of Law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Nevada.

8.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time, provided that no such amendment shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

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8.11 Submission to Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the United States District Court for the Southern District of Florida and any state appellate court therefrom within the State of Florida in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the Laws of the State of Florida for such persons and irrevocably waives, to the fullest extent permitted by applicable Law, and covenants not to assert or plead any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 8.7. Nothing in this Section 8.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

8.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

8.13 Remedies; Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and agree that in the event that any Party shall fail or refuse to consummate the transactions contemplated by this Agreement or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any Party (the “Defaulting Party”) shall have occurred that results in the failure to consummate the transactions contemplated by this Agreement, then in addition to the other remedies provided herein, the other Party or Parties (the “Non-Defaulting Party”) shall be entitled to seek and obtain money damages from the Defaulting Party, and shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, in each case without the requirement of posting any other bond or other type of security. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys’ fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity.

8.14 Survival. The representations or warranties in this Agreement and in any certificate delivered pursuant to this Agreement shall survive the Effective Time.

8.15 Construction.

(a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(b) Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

[SIGNATURE PAGE FOLLOWS]

49

IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger as of the date first above written.

PARENT: FREEDOM HOLDINGS, INC.

By:
Name:
Title:

ACQUISITION SUBSIDIARY: TAG ACQUISITION CORP.

By:
Name:
Title:

COMPANY: THE AWARENESS GROUP, INC.

By:
Name: Pablo Diaz Curiel
Title: Director

[Signature Page to Acquisition Agreement]

DISCLOSURE SCHEDULES

COMPANY DISCLOSURE SCHEDULE

Section 2.3

Company Consents

[●]

Section 2.5(a)

Details of Company Subsidiaries

Sl. No.	Name of the subsidiary	Nature of the entity	Percentage of the membership interests held	State of organization
1.	The Awareness Group, LLC	Limited liability company	100%	Arizona
2.	Standard Eco LLC	Limited liability company	51% held by The Awareness Group, LLC	Arizona
3.	Southwest Financial Services LLC	Limited liability company	51% held by The Awareness Group, LLC	Arizona
4.	Captain Manicorn LLC	Limited liability company	51% held by The Awareness Group, LLC	Delaware
5.	Candela Coin LLC	Limited liability company	51% held by The Awareness Group, LLC	Florida
6.	REX NFT LLC	Limited liability company	51% held by The Awareness Group, LLC	Florida

Section 2.12(b)

Real Property

Sl. No.	Address of the Real Property	Nature of holding	Current Use
1.	11602 N Hayden Road Scottsdale AZ 85260	Owned	[●]

Section 2.18

Employees

Nil

Section 2.21

Company Permits

Sl. No.	Entity Name	Permit Type and State	Permit Number
1.	Standard Eco LLC	EPC State Contractors License – Texas	32439
2.	Standard Eco LLC	EPC State Contractors License – Arizona	290548
3.	Standard Eco LLC	EPC State Contractors License – California	1074053
4.	Standard Eco LLC	EPC State Contractors License – North Carolina	33144
5.	Standard Eco LLC	EPC State Contractors License – South Carolina	63672

Section 2.22

Business Relationships with Affiliates

Nil

Section 2.23

Brokers’ Fees

Nil

Section 2.28

Intellectual Property

Section 2.28(a)

List of Company and Trademarks

1. Domain names:

•	Captainmanicorn.com
•	Standardecosolar.com
•	Candelacoin.com

2. Websites:

•	www.captainmanicorn.com
•	www.standardecosolar.com
•	www.candelacoin.com

3. Social media accounts:

•	Captain Manicorn
•	YouTube: https://youtube.com/@captainmanicornofficial?si=iGsW-thH9DZZyepS
•	Instagram: https://www.instagram.com/captainmanicorn/
•	Facebook: https://www.facebook.com/captainmanicornofficial
•	TikTok: https://www.tiktok.com/@captainmanicorn?lang=en
•	Pinterest: https://www.pinterest.com/captainmanicorn/

•	Candela Coin
•	X (Formerly Twitter): https://x.com/candelacoin?t=RfVaqyJYHYhKQUQHAuIopw&s=09
•	Instagram: https://www.instagram.com/candelacoin/

Section 2.28(b)

Company IP Agreements

Nil

Section 2.28(c)

Nil

PARENT DISCLOSURE SCHEDULE

Section 3.2

List of Stockholders of Parent

Series B Preferred Stock – New Issuances

•	Mary Kistler – 5,000,000 shares of Series B Preferred Stock
•	Florence Mellone – 5,000,000 shares of Series B Preferred Stock

Beneficial Owners (+5%) of Parent Common Stock

•

Section 3.5(a)

Details of Parent Subsidiaries

Sl. No.	Name of the subsidiary	Nature of the entity	Percentage of the shareholding/ membership interests held	State of organization
1.
2.
3.
4.
5.

Section 3.5(b)

[●]

Section 3.5(c)

 [●]

Section 3.13(b)

Real Property

Sl. No.	Address of the Real Property	Nature of holding	Rental amount (if leased)	Current Use
1.	[●]	[Leased/ Owned] [If leased, please specify the landlord’s name as well]	[●]	[●]

Section 3.19

Employees

[●]

Section 3.22

Permits

[●]

Section 3.25

Brokers’ Fees

[●]

Section 3.30

Intellectual Property

Section 3.30(a)

List of Parent IP and Trademarks

1. Patents

2. Trademarks

3. Service Marks

4. Copyrights

5. Trade Secrets

6. Software

7. Domain Names:

Section 3.30(b)

Parent IP Agreements

[●]

Section 3.30(c)

Parent IP Registrations

[●]

Schedule 5.2(a)

Company Closing Consents

[●]

Schedule 5.3(a)

Parent Closing Consents

[●]